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                                   EXHIBIT 10
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                              EMPLOYMENT CONTRACT

     THIS AGREEMENT, is made by and between UNION BANCSHARES CORP., the parent company, together with the UNION BANK AND SAVINGS COMPANY, a subsidiary, both Ohio Corporations with the principal place of business being, One Union Square, Bellevue, Ohio 44811 (hereinafter called the "Company") and Rosemary L. Schaffer an individual residing at 824 Kilbourne Street, Bellevue, Ohio (hereinafter called the "Executive").

 1.  Employment and Duties

     The Company hereby employs the Executive to perform such duties as normally undertaken by executive officers of corporations similar in type and size to the company, and as outlined in the Codes of Regulation and other duties as may be assigned him or her from time to time by the Board of Directors of the Company.

 2.  Performance

     The Executive agrees to devote his or her full time and efforts to the performance of such duties as are assigned him or her from time to time by the Board of Directors of the Company and shall not, during the term of this agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, but this shall not be construed as preventing Executive from investing his or her assets in such form or manner as will not require any services on the part of Executive in the operation of the affairs of the business activity in which such investments are made.

 3.  Term

     Except in the case of earlier termination as hereinafter specifically provided, the term of this agreement shall extend from the date hereof until September 30, 1998, when it may be renewed upon terms mutually agreed upon and at the sole option of the Company. In the event the Company does not intend to renew the contract, it will give the Executive written notice not later than 60 days prior to the expiration date. Notwithstanding the foregoing term, Company by terminate this agreement at any time without notice to Executive if and when:

     (a) Executive accepts any other employment, or engages in any other business activity which is directly or indirectly in competition with the business activities of Company, or which require personal services by Executive;

     (b) Executive breaches any other material obligations under this agreement, either express or implied;

     (c)  Executive is dishonest or commits any dishonest act.

 4.  Compensation

     For all of the services by the Executive in any capacity during his or her employment by the Company, the Company agrees to pay the Executive an annual salary of not less than $94,500.00. Said Executive's annual salary is to be reviewed and fixed not less than annually by the Board of Directors of the Company. The Executive shall be entitled to receive or defer for future payment, any increases that represent cost of living
     (COLA) or merit adjustments provided Executive makes a prior request which is accepted and agreed to by the Board of Directors. It is agreed that a COLA adjustment shall be paid to the Executive, effective September 30, 1995, in the amount of five percent (5 %) of his or her annual salary and each September 30 thereafter for the term of this contract.

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 5.  Pension Benefits

     It is agreed that the Company will make all contributions to the Company's current pension plan based on the Executive's annual compensation, including bonuses or profit sharing. It is further agreed that, in the event the Company's pension plan is changed or discontinued for any reason, including the merger or sale of the Company, or if the Executive exercises his or her rights under paragraph 8 entitled: "Merger, Sale of Company," the Company will make, at the option of the Executive, an immediate cash payment to the Executive for the amount that he would receive under the single cash payment option, as of the date of termination by the Executive, under the Company's currently existing pension plan. It is further understood and agreed that the cash payment option is subject to the then existing Internal Revenue Service rules governing cash option payments.

 6.  Insurance Benefits

     The Company will provide family medical coverage and maintain all life insurance, disability insurance and other insurance coverages now in effect and which the Executive is currently insured thereunder. Said coverages are to remain in effect for the term of this contract and thereafter at the option of the Company.

 7.  Disability and Disability Benefits

     If during the term of this agreement and before retirement, the Executive shall become unable to perform his or her duties hereunder by reason of his or her total and permanent disability for a period of six (6) months, the Company shall have the right to terminate the contract with respect to paragraph four (4) entitled: "Compensation". All other paragraphs shall remain in effect based upon the Executive's then current salary at the time of total and permanent disability until such time as this contract shall expire. If the Company elects to terminate said paragraph four (4), as hereinbefore stated, it will give the Executive 30 days written notice.

 8.  Merger; Sale of Company

     If the Company shall at any time be merged or consolidated into or with any other corporation, at the Executive's option this agreement may be terminated upon 30 days written notice by the Executive to the Company's Board of Directors. If the Executive elects not to terminate this agreement, then the provisions of this agreement shall be binding upon and inure to the benefit of the Corporation resulting from such merger or consolidation and this provision shall apply in the event of any subsequent merger, consolidation or transfer.

 9.  Waiver of Breach

     Failure to insist upon strict compliance with any of the terms, promises or conditions of this agreement shall not be deemed waiver of such term, promise or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such power at any other time or times.

10.  Effect of Waiver

     The waiver by either party of a breach of any provision of this agreement shall not operate as or be construed as a waiver of any subsequent breach.

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11.  Arbitration

     Any controversy or claim arising out of or relating to this agreement or breach thereof shall be settled by arbitration in the City of Bellevue in accordance with the rules then obtaining of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

 12.  Governing Law

     The agreement and the performance of this agreement shall be governed by the laws of the State of Ohio.

13.  Captions

     It is understood and agreed by the Executive and the Company that the captions at the beginning of the several sections and paragraphs of this agreement are not part of the context thereof, but are only there as guides or labels to assist in locating and reading such sections and paragraphs.

14.  Heirs and Assigns

     It is understood and agreed by the Executive and the Company that in the event of the death of the Executive, all deferred cash payments or other benefits due the Executive at the time of death shall immediately become due and payable to the Executive's estate and that the contract shall become null and void as it shall pertain to all other benefits contained herein. In the event of a sale or merger, the right and obligations of Company under this agreement shall inure to the benefit of and shall be binding upon, its successors and assigns.

15.  Valuable Consideration

     The parties, acknowledge that there is valuable consideration being given by both parties, including, but not limited to, the mutual promises contained herein, constituting new and adequate consideration for the execution of this agreement and the enforcement thereof.

                      Dated this 15th day of November, 1995

Witnesses:                                NO. 1:
                                          THE UNION BANK AND SAVINGS COMPANY

/s/     Cheryl L. Most               BY:  /s/ Robert C. Wagner, Vice Chairman
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/s/     Dee A. Blackburn
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                                          NO. 2:
                                          UNION BANCSHARES CORP.

/s/     Cheryl L. Most               BY:  /s/ J. R. Pollock, President
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/s/     Dee A. Blackburn
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                                          NO.3
                                          EXECUTIVE

/s/     Cheryl L. Most                    /s/  Rosemary L. Schaffer
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/s/     Dee A. Blackburn
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